                                 EXHIBIT 99.1


[The following is the text of slides being presented to investors in Strayer Education, Inc.]

SLIDE:

                  Strayer Education, Inc.

                  November 2000

                  NMC                       DB Capital Partners
                                               Deutsche Bank


SLIDE:

                  Investment Thesis

                  - Strayer is one of the highest quality franchises in the education sector

                  - Objective: Address structural issues facing Strayer in order to accelerate Strayer's growth and increase its intrinsic value by:

                           - Resolving the uncertainty regarding Ron Bailey's shares as he retires

                           - Strengthening the management team and achieving a management succession

                           -        Adding to the strategic vision

                  - Solution: A $150 million commitment to Strayer by New Mountain Capital and DB Capital, plus the addition of highly regarded, quality managers and a strategic vision for growth

                  - Success of the transaction will benefit all shareholders

SLIDE:

                  Transaction Summary

                  - New Mountain Capital and DB Capital (the Investors) will purchase $150 million of convertible preferred stock (NMC $115, DB $35)

                           - 5% average coupon, 7% for the first 5 years and 3% for the last 5 years

                           -        $26.00 conversion price

                           - 10 year maturity with 3 year non-call and a 200% of conversion price floor for call before year 5

                           - Payable 50% in kind (PIK) and 50% in cash in years 1-5, then all cash thereafter

                  - Company will use the $150 million, plus cash on hand, for a self-tender of up to 8.5 million shares at $25 per share

                  - Company's self-tender will be available to all shareholders on a pro-rata basis

                  - Ron Bailey will tender 7.2 million of his 8.2 million shares; no other tenders required as condition to closing tender offer; Ron Bailey fully endorses and has agreed to vote his 52% interest in support of the Transaction

                  -        Investors will receive 6 of 12 board seats

                  - New CEO and COO already recruited to be in place at escrow closing


SLIDE:

                  The New Investors

                  -        New Mountain Capital

                           - A leading new private equity firm, founded by Steven B. Klinsky, formerly the most senior partner of Forstmann, Little & Co. outside of the Forstmann family

                           - Focuses on investing in, and building, the highest quality, middle market growth companies; education is a key area of specialization

                  - DB Capital Partners, the private equity arm of Deutsche Bank. A.G.

                           - Investment affiliate of one of the world's largest financial institutions, and leading banker (commercial banking, investment banking, research, etc.) to the education industry

                           - Global reach with operations in North America, Europe, Asia, and Latin America

                           -        In excess of $1 billion invested annually

SLIDE:

                  The New Senior Management

                  -        Robert S. Silberman, President and Chief Executive
                  Officer, 43

                           - President and COO, CalEnergy Company, Inc./Mid-American

                                    -        Assistant Secretary of the Army -
                                             Manpower

                                    -        Presidential appointment with
                                             Senate confirmation

                                    -        Education, training and
                                             recruitment responsibilities: 1.6
                                             million employees

                           - Experience in operations, team building, acquisitions

Scott Steffey, EVP and Chief Operating Officer, 39

                           - Vice Chancellor, State University of New York (1996-2000)

                                    -        Nation's largest postsecondary
                                             system - 400,000 students

                                    -        Increased enrollment to 40% of al
                                             NY State high school graduates
                                             from 28%

                           -        Senior Division Manager, NYNEX

                                    -        $3.4 Billion revenue
                                             responsibility for NYNEX phone
                                             lines outside of New York City

Strayer's management team, other than Ron Bailey, will stay in place Steven B. Klinsky, New Mountain's founder and CEO, to serve as non-executive Chairman of the Board



SLIDE:

                  Postsecondary Education Industry

                  - For-profit postsecondary education is among the U.S. economy's promising growth sectors

                           -        $250 billion in 2000 spending on higher
                                    education*

                           -        3x the revenue growth of traditional
                                    schools*

                           -        High value added for students

                           -        Trend toward life-long learning

                           -        Price umbrella from not-for-profit schools

                           -        Exceptional operating margins are
                                    achievable

                           -        Fragmented sector with over 4,000
                                    institutions

                           -        Political support from both parties

                           -        Counter-cyclical and economically
                                    defensive

                  *consultant estimate
SLIDE:

                  The Education Earnings Gap is Large and Widening

                  Bar graph showing:

                  4% -- No High School
                  9% -- Some High School
                  54% -- High School Only or Some College
                  26% -- Associate's or Bachelor's
                  7% -- Graduate or Professional

                  Line graph showing:

                  Difference in median earnings between High School Only and Bachelor's Degree. Median earnings were $22,895 for High School Only and $40,478 for Bachelor's Degree after 1995.


SLIDE:

                  Strayer Is An Outstanding Platform For Growth

                  - Strayer is a strong regional franchise with untapped potential

                           - 108 year operating history, outstanding educational reputation

                           -        #1 in region

                                    -        More than 12,000 students

                                    -        14 campuses in the DC, MD, and VA
                                             area

                           -        39% operating margins

                           -        83% enrollment CAGR online (since 1997)


SLIDE:

                  Strayer has Demonstrated Strong, Consistent Growth

                  Graph showing:

---------------------------------------------------------------------------------------------------------------------
                  1990      1991      1992      1993      1994     1995      1996       1997       1998       1999
---------------------------------------------------------------------------------------------------------------------
Revenue           $11.3     $16.5     $23.8     $29.4     $34.2    $38.2     $45.0      $53.1      $62.9      $69.8
---------------------------------------------------------------------------------------------------------------------
Net Income        $0.8      $2.3      $2.7      $4.4      $5.6     $7.1      $10.4      $14.4      $17.9      $19.3
---------------------------------------------------------------------------------------------------------------------
Fall Enrollment   2,900     4,000     5,600     6,200     6,800    7,400     8,200      9,400      10,400     11,500
---------------------------------------------------------------------------------------------------------------------

*in millions, fiscal years ended 12/31

SLIDE:

                  Strayer's High Quality Programs Are Focused on Working
                  Adults

                  - Serves adults seeking to improve career opportunities while working fulltime: average age is 33

                  - Undergraduate and graduate degree programs offered at convenient times for working adults

                  -        Middle States Accreditation

                  -        Market-driven curriculum

                  - Many faculty members are working professionals (81% Master's or better)

                  Pie chart with Student Major Profile:

                  56% -- Computer Information Systems & Networking 26% -- Business Admin
                  11% -- Other
                  7% -- Accounting


SLIDE:

                  Strayer's Business Model Delivers Exceptional Margins

                  -        Strayer's high operating margins lead the industry

                  - New investors and management believe margins are based on replicable operating fundamentals and are sustainable

                  - A study done for the investors by a leading consulting firm supports this view

                  - Strayer's exceptional profitability provides opportunities for growth at high rates of return on capital


SLIDE:

                  Historical Growth Strategies

-        Strayer has historically pursued a conservative growth strategy

                  - All operations within approximately two hour drive of home base

                  -        Few or no new campus openings over extended periods

                  -        Very limited marketing for online courses

                  -        Little or no corporate outreach

                  -        Little or no international outreach

                  -        No acquisitions

         - Significant potential to accelerate company's growth and enhance shareholder value

         - The new investors bring vision and management critical to success


SLIDE:

                  Investors' Strategic Vision for Strayer

                  - Preserve and protect Strayer's existing business and academic model

                           - Strayer is a high margin, consistent grower in a very attractive industry

                           -        Maintain quality of education while
                                    controlling costs

                           - Retain management and align interests of shareholders

                  - Accelerate Strayer's campus revenue and profit growth

                           -        Step 1:  Accelerate New Campus Growth

                           -        Step 2:  Maximize Online Opportunity

                           -        Step 3:  Develop Corporate/Institutional
                                    Alliances

                           -        Step 4:  Develop International
                                    Opportunities

                           -        Step 5:  Consider Selective Acquisitions

                                             Focus on EPS and revenue growth

                  - Raise Strayer's P/E towards its peers (Apollo, DeVry, Corinthian College)

                           -        Execute on strategy and meet targets

                           - Build on credibility and relationships of New Mountain and Deutsche Bank

                  - Strong focus on shareholder relations and communications

SLIDE:

                  Step 1: Accelerate New Campus Growth

                  -        Goal of opening two to three new campuses per year

                  - The Washington, DC, Maryland and Virginia areas alone could support 19 additional campuses according to an independent consulting study

                  -        Potential expansion into contiguous states


SLIDE:

                  Step 2: Maximize Online Opportunity

                  - Strayer believed to have nation's #1 synchronous online program

                                -   Real-time interactive online course
                                    offerings represent desirable niche;
                                    asynchronous online courses also available

                                - Strayer online enrollment has grown at 83% CAGR since inception, even without aggressive marketing

                                -   2020 full time and part time students

                                - 36% of full time online students are from outside of DC, MD and VA

                  - High online operating margins justify increased investment to accelerate growth


SLIDE:

                  Step 3: Develop Corporate/Institutional Alliances

                  - Strayer is well-positioned to exploit significant opportunities in the $63 billion corporate/institutional training market

                  -        Direct outreach to corporations and institutions

                  - Pursue strategic relationships - team up with smaller, local and non-accredited marketing partners to increase Strayer's enrollment


SLIDE:

                  Step 4: Develop International Opportunities

                  - Significant demand for American post-secondary education overseas

                  - Information technology and business content (such as Strayer's) are especially valued

                  - Strayer's online programs, plus its academic accreditation and experience, equip the company to pursue this space aggressively

                  - Become a college of choice for international students who desire a U.S. degree online


SLIDE:

                  Step 5: Consider Selective Acquisitions

                  - Investors and new management have exceptional track record in making and integrating acquisitions

                  - Education sector is extremely fragmented; many private companies with limited exit options

                  - Strayer has potential to make a handful of attractive acquisitions over next five years

                           - Buy complementary companies at attractive prices

                           -        Raise margins toward Strayer's

                           - Accelerate growth with Strayer's online offering, scale economics, etc.


SLIDE:

                  Summary

                  - The post-secondary education market is a large, rapidly growing and highly attractive industry

                  - Strayer is a high quality education company with an excellent business model which provides a strong base to exploit new business opportunities in the sector

                  - New Mountain and DB Capital are investing $150 million in an effort to supply the capital, management and vision needed to (i) resolve uncertainty of Ron Bailey's shares, (ii) transition to new senior management team, and (iii) fully exploit the opportunities for growth and profits available to Strayer

                  - If successful in executing on this vision, Strayer should deliver substantial growth in revenues and profits, and intrinsic value, to the benefit of all shareholders